UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2016

Morgans Hotel Group Co.

(Exact name of registrant as specified in its charter)

Delaware	001-33738	16-1736884
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Tenth Avenue New York, NY		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 277-4100

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 12, 2016, Morgans Hotel Group Co. (the “Company”) held its 2016 annual meeting of stockholders (the “2016 Annual Meeting”). At the 2016 Annual Meeting, the three matters set forth below were submitted to votes of the Company’s stockholders.

1.	Election of Directors—The Company’s stockholders elected the following nine nominees as directors, by a plurality of the votes cast, for one-year terms expiring when their successors are duly elected and qualified: Andrew Broad, Kenneth E. Cruse, John J. Dougherty, Jason T. Kalisman, Howard M. Lorber, Bradford B. Nugent, Michael E. Olshan, Michelle S. Russo and Adam Stein. The number of votes cast for and withheld for each nominee were as follows:

Nominee	For	Withheld	Broker Non Votes
Andrew Broad	20,422,280	1,525,312	7,999,697
Kenneth E. Cruse	15,921,612	6,025,980	7,999,697
John J. Dougherty	20,416,805	1,530,787	7,999,697
Jason T. Kalisman	12,965,055	8,982,537	7,999,697
Howard M. Lorber	9,813,600	12,133,922	7,999,697
Bradford B. Nugent	15,921,782	6,025,810	7,999,697
Michael E. Olshan	20,404,267	1,543,325	7,999,697
Michelle S. Russo	12,994,680	8,952,912	7,999,697
Adam Stein	15,928,461	6,019,131	7,999,697

2.	Ratification of Appointment of Independent Registered Public Accounting Firm—The Company’s stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 by a majority of the shares present. The number of votes cast for and against the proposal, as well as the number of abstentions, were as follows:

For	Against	Abstained
29,693,239	240,691	13,359

3.	Advisory Vote on Executive Compensation—The stockholders approved, by a non-binding, advisory vote, the compensation paid to the Company’s named executive officers by a majority of the shares present. The number of votes cast for and against the proposal, as well as the number of abstentions, were as follows:

For	Against	Withheld	Broker Non Votes
20,235,056	1,709,111	3,425	7,999,697

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGANS HOTEL GROUP CO.

Date: May 18, 2016	By:	/s/ Richard Szymanski
Richard Szymanski
Chief Financial Officer